UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 20, 2012 (May 5, 2011)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Hexcel Corporation (the “Company”) with the Securities and Exchange Commission on May 6, 2011 (the “Original Report”), which reported the voting results for the matters voted on at the Company’s annual meeting of stockholders held on May 5, 2011.  The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers.

Item 5.07                              Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of stockholders held on May 5, 2011, the Company’s stockholders voted on, among other matters, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.  As reported by the Company on the Original Report, the frequency of every 1 year received the support of the majority of the votes cast. In light of these voting results, on May 5, 2011 the Company’s Board of Directors determined that the Company will hold a stockholder advisory vote on the compensation of named executive officers annually until the next required vote on the frequency of such votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

March 20, 2012
/s/ Ira J. Krakower

Ira J. Krakower
Senior Vice President, General Counsel & Secretary